Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74567) of Brown-Forman Corporation of our report dated June 24, 2016 relating to the financial statements and supplemental schedule of the Brown-Forman Corporation Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

June 24, 2016